Exhibit 10.5

ENDORSEMENT

TO

10% SENIOR SECURED CONVERTIBLE NOTE

PRECISION OPTICS CORPORATION, INC.

New York, New York

July 27, 2011

The 10% Secured Convertible Note dated June 25, 2008 and amended December 11, 2008, June 25, 2010, July 26, 2010, September 15, 2010, October 15, 2010, November 15, 2010, November 30, 2010, December 1, 2010, December 3, 2010, December 17, 2010, January 10, 2011, January 24, 2011, February 7, 2011, February 25, 2011, March 11, 2011, March 31, 2011, April 14, 2011, April 29, 2011, May 13, 2011, June 3, 2011, June 28, 2011, July 20, 2011 and July 25, 2011 (as so amended, the “Note”) of PRECISION OPTICS CORPORATION, INC., a Massachusetts corporation (the “Company”) payable to the order of SPECIAL SITUATIONS FUND III QP, L.P. (the “Purchaser”) in an aggregate principal amount of $275,000 and to which this Endorsement is affixed is hereby amended in the following respects:

1.             The second sentence of the first paragraph of the Note is hereby restated to read in its entirety as follows:

Subject to the other provisions of this Note, the principal of this Note and all accrued and unpaid interest hereon shall mature and become due and payable on August 31, 2011 (the “Stated Maturity Date”)

2.             The penultimate sentence of the first paragraph of the Note is hereby restated to read in its entirety as follows:

All payments of principal and interest by the Company under this Note shall be made in United States dollars in immediately available funds to an account specified by the Holder.

3.             The last sentence of the first paragraph of the Note is deleted in its entirety.

4.             Section 1 is hereby amended by adding the following new definition in appropriate alphabetical position:

“Patent Rights” means all right, title and interest of the Grantors in and to the following: (i) all patents, patent applications, patent disclosures and inventions (whether or not patentable and whether or not reduced to practice) and (ii) to the extent related to the items described in clause (i) all (a) trademarks, service marks, trade dress, trade names, corporate names, logos, slogans and Internet domain names, together with all goodwill associated with each of the foregoing; (b) copyrights and copyrightable works; (c) registrations, applications and renewals for any of the foregoing; and (d) proprietary computer software (including but not limited to data, data bases and documentation).

5.             Section 5(a)(xii) is hereby amended by restating the final sentence thereof read in its entirety as follows:

Except for (i) non-exclusive licenses granted in the ordinary course of business and (ii) the sale of Patent Rights (as defined in the Security Agreement) for fair market value pursuant to and in accordance with the Asset Purchase Agreement Dated on or about July 21, 2011, the Company shall not and shall cause each Subsidiary not to transfer, assign or otherwise convey the Intellectual Property, any registrations or applications thereof and all goodwill associated therewith, to any person or entity.

Except as expressly amended by this Endorsement, the Note remains in full force and effect and the Company hereby reconfirms its obligations thereunder.

IN WITNESS WHEREOF, the Company has caused this Endorsement to be duly executed, and the Purchaser has caused this Endorsement to be duly accepted, by their respective duly authorized representatives as of the day and year first above written.

PRECISION OPTICS CORPORATION

		By:	/s/ Joseph N. Forkey
Name: Joseph N. Forkey
Title: President, Chief Executive Officer and Treasurer

Accepted:

SPECIAL SITUATIONS FUND III QP, L.P.

By:	/s/ David Greenhouse
Name: David Greenhouse
Title: General Partner